                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                      |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement                     |_|    Confidential, for Use of the Commission Only
|X|  Definitive Proxy Statement                                (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            WHITE PINE SOFTWARE, INC.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                           WHITE PINE SOFTWARE, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 29, 1998

    Notice is hereby given that the 1998 Annual Meeting of Stockholders of White Pine Software, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, July 29, 1998, at 10 A.M., Eastern daylight savings time, at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts (the "Meeting"), for the purpose of considering and voting upon the following:

        1. the election of three directors, who shall constitute the entire Board of Directors of the Company; and

        2. such further matters or business as may properly come before the Meeting.

As of the date of this Notice, the Board of Directors of the Company has no knowledge of any other business to be transacted at the Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES NAMED IN THE ACCOMPANYING PROXY STATEMENT.

    The Board of Directors has fixed the close of business on Monday, June 8, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, including any adjournment thereof.

                                          By order of the Board of Directors,
                                          Mark L. Johnson
                                          SECRETARY

June 25, 1998
Boston, Massachusetts

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

    IF MORE THAN ONE PROXY IS ENCLOSED, PLEASE COMPLETE AND RETURN ALL OF THE PROXIES.

                           WHITE PINE SOFTWARE, INC.
                               542 Amherst Street
                          Nashua, New Hampshire 03063

                                PROXY STATEMENT
                                      FOR
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 29, 1998

    This Proxy Statement and the enclosed Notice of Meeting and form of proxy are being mailed to stockholders on or about June 25, 1998 in connection with the solicitation by the Board of Directors (the "Board") of White Pine Software, Inc. (the "Company") of proxies for use at the 1998 Annual Meeting of Stockholders of the Company to be held at 10 A.M., Eastern daylight savings time, on Wednesday, July 29, 1998, and at any and all adjournments thereof (the "Meeting"). Proxies that have been properly executed and returned by a stockholder will be voted in accordance with the stockholder's directions. If no choice is specified by the stockholder, then the shares covered by the proxy will be voted as recommended by management. Stockholders are encouraged to vote on the matters to be considered. Any stockholder may revoke the stockholder's proxy at any time before the proxy has been exercised by providing the Company with a later dated proxy, by notifying the Secretary of the Company in writing or by orally notifying the Secretary of the Company in person at the Meeting.

    As of the close of business on Monday, June 8, 1998, the record date for the determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote 9,358,232 shares of the Company's common stock, $.01 par value ("Common Stock"), and 153 holders of record of Common Stock. Each share of Common Stock entitles its record holder to one vote on each matter considered at the Meeting.

QUORUM AND TABULATION OF VOTES

    Under the Company's By-Laws, the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for the purpose of determining whether a quorum exists at the Meeting. The election of each director of the Company requires the affirmative vote of the holders of a plurality in favor of a nominee.

    The following shares will not be counted as votes cast or votes made in favor of a given matter: (i) shares that abstain from voting as to such matter; and (ii) shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to such matter. Each matter will be tabulated separately.

    Votes will be tabulated by Boston EquiServe L.P., the transfer agent and registrar for the Common Stock.

                          PROPOSAL TO ELECT DIRECTORS

PROPOSAL

    The Company's By-Laws provide for a board of directors consisting of a minimum of three members, with the exact number of directors constituting the entire board to be determined by the directors from time to time. By a resolution duly adopted as of June 5, 1998, the Board determined that the Board shall continue to consist of three directors. The Board currently consists of Arthur H. Bruno (Chairman), Killko A. Caballero and Jonathan G. Morgan. The Board has nominated Messrs. Bruno, Caballero and Morgan for re-election as directors.

    The nominees have agreed to serve as directors if elected, and the Company has no reason to believe that they will be unable to serve. In the event that any of the nominees is unable or declines to serve as director at the time of the Meeting, the Board will designate another nominee and proxies will be voted in favor of such nominee.

    The Company's Board is not classified. Each director elected at the Meeting will hold office until the date of the Company's Annual Meeting of Stockholders in 1999 (or special meeting in lieu thereof) and thereafter until a successor is elected and qualified, or until he sooner dies, resigns, is removed, or becomes disqualified.

    The following table sets forth certain information with respect to each of the nominees for election to the Board:

                                                         PRINCIPAL OCCUPATION AND OTHER BUSINESS EXPERIENCE
           NAME                 AGE                           AND DIRECTORSHIPS DURING PAST FIVE YEARS
--------------------------      ---      -----------------------------------------------------------------------------------

Arthur H. Bruno(1)                  64   Director of the Company since February 1994 and Chairman of the Board since June
                                         1997. Mr. Bruno has served as the Chairman of Castelle, Inc., a networking and telecommunications company, since October 1993, as Chief Executive Officer of
                                         Castelle, Inc. from October 1993 through April 1997 and from November 1997 to date and as President of Castelle, Inc. from October 1993 through April 1997. From 1991 to 1993, Mr. Bruno served as the Company's Chairman of the Board and Chief
                                         Executive Officer.

Killko A. Caballero                 38   Director of the Company since November 1995. Mr. Caballero has been the President of the Company since August 1997 and served as interim President during June and
                                         July 1997, and as Senior Vice President of Research and Development and Chief
                                         Technology Officer from November 1995 until June 1997. Mr. Caballero was a co-founder of White Pine Software, Europe (formerly About Software Corporation
                                         S.A.), and served as President, Chief Executive Officer and Chairman of the Board
                                         of White Pine Software, Europe from July 1991 until November 1995, when it was acquired by the Company.

Jonathan G. Morgan(1)               43   Director of the Company since May 1996. Since June 1993, Mr. Morgan has been
                                         Managing Director/Group Head of Investment Banking-- Technology of Prudential
                                         Securities Incorporated, an investment banking firm. From June 1992 to June 1993,
                                         Mr. Morgan was Managing Director/ Group Head of Corporate Finance of the San
                                         Francisco office of Sutro & Co., Inc., an investment banking firm.

------------------------

(1) Member of the Audit Committee and the Compensation Committee.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTORS LISTED IN THIS PROXY STATEMENT.

BOARD AND COMMITTEE MEETINGS

    During the fiscal year ended December 31, 1997, the Board met five times and acted by unanimous written consent three times. Each director participated in at least 75% of the meetings of the Board held while such director was a member of the Board.

    The Board has an Audit Committee, which reviews the results and scope of the annual audit of the Company's financial statements conducted by the Company's independent accountants, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls. The Audit Committee also makes recommendations to the Board on the engagement of independent accountants, as well as other matters that may come before the Audit Committee or at the direction of the Board. The Audit Committee met once in fiscal 1997. The current Audit Committee members are Messrs. Bruno and Morgan, each of whom participated in all of the meetings of the Audit Committee during fiscal 1997.

    The Board has a Compensation Committee, which provides recommendations concerning salaries and incentive compensation for directors, officers and employees of and consultants to the Company. The Compensation Committee also administers the Company's stock option plans and its employee stock purchase plan. In fiscal 1997, the Compensation Committee met twice and took action by unanimous written consent three times. The current Compensation Committee members are Messrs. Bruno and Morgan, each of whom participated in all of the meetings of the Compensation Committee during fiscal 1997.

    The Board does not have a standing Nominating Committee.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

DIRECTORS' COMPENSATION

    The Company reimburses members of the Board for out-of-pocket expenses incurred in connection with attendance at meetings of the Board and committees thereof. The Company does not pay fees to members of the Board and presently has no plans to pay directors' fees.

    The Company grants stock options to members of the Company's Board who are not employees of the Company or any parent or subsidiary of the Company ("Outside Directors") pursuant to the White Pine Software, Inc. 1997 Director Stock Option Plan (the "Director Option Plan"). The purpose of the Director Option Plan is to encourage ownership of capital stock of the Company by Outside Directors in order to help the Company attract and retain persons of exceptional competence to the Company's Board and to furnish an added incentive for Outside Directors to increase their efforts on behalf of the Company. The two directors who constitute Outside Directors are Arthur H. Bruno and Jonathan G. Morgan.

    Under the terms of the Director Option Plan, the Company grants automatic formula stock options to Outside Directors as follows: (i) upon the initial election of any Outside Director to the Board of Directors, such director is entitled to receive a stock option to purchase 15,000 shares of Common Stock (subject to adjustment as provided in the Director Option Plan) and (ii) upon the re-election of any Outside Director to the Board of Directors, such director is entitled to receive a stock option to purchase 15,000 shares of Common Stock (subject to adjustment as provided in the Director Option Plan), provided that he or she has served as an Outside Director of the Company for at least the three months immediately preceding that meeting. The exercise price of the options granted under the Director Option Plan must equal the fair market value of the Common Stock on the grant date. Each option granted under the Director Option Plan is subject to vesting under the terms of such plan and expires upon the earlier of (a) the date which is the ten-year anniversary of the date on which the option was granted, and (b) the date which is the one-year anniversary of the date on which the option holder ceased serving as an Outside Director of the Company.

    Pursuant to the Director Option Plan, each of Messrs. Bruno and Morgan received an option to purchase 15,000 shares of the Common Stock in September 1997 upon the adoption of the Director Option Plan by the stockholders of the Company.

EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning the compensation earned by the Company's President and the other three executive officers whose compensation for services rendered in all capacities to the Company was in excess of $100,000 for the fiscal year ended December 31, 1997 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                                 -------------
                                                                                  SECURITIES
                                                           ANNUAL COMPENSATION    UNDERLYING      ALL OTHER
                                                          ---------------------    OPTIONS/     COMPENSATION
NAME AND PRINCIPAL POSITION                      YEAR     SALARY($)   BONUS($)    SARS(#)(1)         ($)
---------------------------------------------  ---------  ----------  ---------  -------------  -------------
Howard R. Berke(2)...........................       1997  $   99,005     --          150,000(3)  $  87,500(4)
Chief Executive Officer and President               1996  $  165,600  $  40,000(5)      --           --
                                                    1995  $  148,433  $  50,000       --             --
Killko A. Caballero..........................       1997  $  124,347  $  20,000       50,000(6)      --
President                                           1996  $   90,420  $  15,000       --             --
                                                    1995  $   15,070     --           --             --
David O. Bundy...............................       1997  $  119,909  $  15,000       60,000(7)      --
Vice President of Engineering                       1996  $  110,000  $  15,000       10,000(8)      --
                                                    1995  $   89,661  $  20,000       --             --
Brian L. Lichorowic..........................       1997  $  100,470  $  15,000       75,000(9)      --
Vice President of Marketing                         1996  $   33,167  $  22,000       50,000(10)      --
                                                    1995      --         --           --             --
Robert Hadden(11)............................       1997  $   97,578  $  30,000       70,000(12)      --
Vice President of Sales                             1996      --         --           --             --
                                                    1995      --         --           --             --

------------------------------

(1) All of the options have a maximum term of 7-10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company. The options are exercisable during the optionee's lifetime only by the optionee; they are exercisable by the optionee only while the optionee is an employee or advisor of the Company and for certain limited periods of time thereafter in the event of termination of employment.

(2) Mr. Berke resigned from the Company on June 4, 1997.

(3) Options were granted on January 10, 1997 under the White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan. A total of 25,002 of the options vested on August 1, 1997; 4,165 of the options vested monthly from September 1, 1997 through December 1, 1997; 4,166 of the options vest monthly from January 1, 1998 through November 1, 1999; 4,163 of the options vest on December 1, 1999; 4,164 of the options vest on January 1, 2000; and 4,193 of the options vest on February 1, 2000. These options were granted as part of Mr. Berke's bonus earned during the year ended December 31, 1996.

(4) Represents payments received pursuant to a separation agreement dated June 4, 1997 between the Company and Mr. Berke. See "Employment and Separation Agreements" below.

(5) Paid in 1997 as part of Mr. Berke's bonus earned during the year ended December 31, 1996.

(6) Options were granted on November 24, 1997 under the White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan. One-eighth of the options vested on May 24, 1998. An additional one-eighth of the options vest on each of the next six semi-annual anniversary dates, and the balance vests on November 24, 2001.

(7) A total of 30,000 options were granted on February 14, 1997 under the White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan. One-sixth of these options vested on August 14, 1997. An additional one thirty-sixth of the options vest on the first day of each of the following twenty-nine months. The balance vests on February 14, 2001. These 30,000 options were subsequently repriced on August 5, 1997; pursuant to an amendment adopted in connection with the repricing, the vesting of those options was extended so that the options shall vest in eight semi-annual installments, commencing on August 14, 1997. An additional 25,000 options were granted on August 11, 1997 under the White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan. One-eighth of the options vested on February 11, 1998. An additional one-eighth of the options vest on each of the next six semi-annual anniversary dates, and the balance vests on August 11, 2001. In addition, a total of 5,000 options previously granted under the White Pine Software, Inc. Stock Option Plan (1993) on May 6, 1996 (see Note (8) below) were repriced from $5.00 to $2.50 as of August 5, 1997; pursuant to an amendment adopted in connection with the repricing, the vesting of those options was extended so that the options shall vest in eight semi-annual installments, commencing on November 6, 1996.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(8) Options were granted on February 29, 1996 and May 6, 1996 under the White Pine Software, Inc. Stock Option Plan (1995) and the White Pine Software, Inc. Stock Option Plan (1993), respectively. One thirty-sixth of the options granted vest on a monthly basis commencing on the respective dates of grant. The options granted on May 6, 1996 were repriced from $5.00 to $2.50 on August 5, 1997 and, in connection therewith, the vesting schedule of those options was extended. See Note (7) above.

(9) Options were granted on April 7, 1997 under the White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan. One-sixth of the options vested on October 7, 1997. An additional one thirty-sixth of the options vest on the first day of each of the following twenty-nine months. The balance vests on April 7, 2000. In addition, a total of 50,000 options previously granted under the White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan on August 26, 1996 (see Note (10) below) were repriced from $7.00 to $2.50 as of August 5, 1997; pursuant to an amendment adopted in connection with the repricing, the vesting of the options was extended so that the options shall vest in eight semi-annual installments, commencing on February 26, 1997.

(10) Options were granted on August 26, 1996 under the White Pine Software, Inc. Stock Option Plan (1995). As initially granted, seven thirty-sixths of the options granted vested on March 1, 1997, an additional one thirty-sixth were to vest on the first day of each of the following twenty-eight months, and the balance was to vest on August 1, 1999. These options were repriced on August 5, 1997 and, in connection therewith, the vesting schedule of the options was extended. See Note (9) above.

(11) Mr. Hadden resigned from the Company on March 16, 1998.

(12) Options were granted on April 21, 1997 under the White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan. One-sixth of the options vested on October 21, 1997. An additional one thirty-sixth of the options vest on the first day of each of the following twenty-nine months. The balance vests on April 21, 2000.

The following table summarizes (i) option grants to the Named Executive Officers during the year ended December 31, 1997 and (ii) the value of the options held by the Named Executive Officers at December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                                         POTENTIAL REALIZABLE
                                                                                                                VALUE
                                                                                                          AT ASSUMED ANNUAL
                                                                                                                RATES
                                             NUMBER OF     PERCENT OF                                       OF STOCK PRICE
                                            SECURITIES    TOTAL OPTIONS                                      APPRECIATION
                                            UNDERLYING     GRANTED TO       EXERCISE OR                   FOR OPTION TERM(1)
                                              OPTIONS     EMPLOYEES IN    BASE PRICE PER   EXPIRATION   ----------------------
NAME                                          GRANTED      FISCAL YEAR      SHARE($/SH)       DATE          5%         10%
------------------------------------------  -----------  ---------------  ---------------  -----------  ----------  ----------
Howard R. Berke...........................     57,364(2)            7%       $    6.00        1/10/07   $  216,262  $  548,400
                                               92,636(3)           11%       $    6.00        1/10/07   $  349,238  $  885,600
Killko A. Caballero.......................     50,000(4)            6%       $    2.50       11/24/07   $   78,500  $  199,000
David O. Bundy............................     30,000(5)            3%       $    2.50        2/14/07   $  147,100  $  119,400
                                               25,000(6)            3%       $    2.50        8/11/07   $   39,200  $   99,500
                                                5,000(7)            1%       $    2.50        5/06/06   $    7,850  $   19,900
Brian L. Lichorowic.......................     25,000(8)            3%       $    2.50        4/07/07   $   39,200  $   99,500
                                               50,000(9)            6%       $    2.50        8/26/06   $   78,500  $  199,000
Robert Hadden.............................    32,000(10)            4%       $   3.125        4/21/07   $   62,880  $  159,520
                                              38,000(10)            4%       $   3.125        4/21/07   $   74,670  $  189,430

------------------------------

(1) The amounts shown represent hypothetical gains that could be achieved for the respective options if exercised at the end of their option terms. These gains are based on assumed rates of stock appreciation of five percent and ten percent, compounded annually from the date the respective options were granted to the date of their expiration. The gains shown are net of the option price, but do not include deductions for taxes or other expenses that may be associated with the exercise. Actual gains, if any, on stock option exercises will depend on future performance of the Common Stock, the optionholders' continued employment through the option term and the date on which the options are exercised.

(2) Options were granted on January 10, 1997 under the White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan. A total of 9,420 of the options vested on August 1, 1997; 1,569 of the options vested monthly from September 1, 1997 through December 1, 1997; 1,388 of the options vest monthly from January 1, 1998 through November 1, 1999; 1,387 of the options vest on December 1, 1999; 4,164 of the options vest on January 1, 2000; and 4,193 of the options vest on February 1, 2000.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(3) Options were granted on January 10, 1997 under the White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan. A total of 15,582 of the options vested on August 1, 1997; 2,596 of the options vested monthly from September 1, 1997 through December 1, 1997; 2,778 of the options vest monthly from January 1, 1998 through November 1, 1999; 2,776 of the options vest on December 1, 1999.

(4) Options were granted on November 24, 1997 under the White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan. One-eighth of the options vested on May 24, 1998. An additional one-eighth of the options vest on each of the next six semi-annual anniversary dates, and the balance vests on November 24, 2001.

(5) Options were granted on February 14, 1997 under the White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan and repriced on August 5, 1997. One-eighth of these options vested on each of August 14, 1997 and February 14, 1998. An additional one-eighth of the options vest on each of the next five semi-annual anniversary dates, and the balance vests on February 14, 2001.

(6) Options were granted on August 11, 1997 under the White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan. One-eighth of the options vested on February 11, 1998. An additional one-eighth of the options vest on each of the next six semi-annual anniversary dates, and the balance vests on August 11, 2001.

(7) Options previously granted under the White Pine Software, Inc. Stock Option Plan (1993) on May 6, 1996 were repriced from $5.00 to $2.50 as of August 5, 1997; pursuant to an amendment adopted in connection with the repricing, the vesting of those options was extended so that one-eighth of those 5,000 options vest on a semi-annual basis commencing on November 6, 1996.

(8) Options were granted on April 7, 1997 under the White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan. One-sixth of the options vested on October 7, 1997. An additional one thirty-sixth of the options vest the first day of each of the following twenty-nine months, and the balance vests on April 7, 2000.

(9) Options previously granted under the White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option plan on August 26, 1996 were repriced from $7.00 to $2.50 as of August 5, 1997; pursuant to an amendment adopted in connection with the repricing, the vesting of the options was extended so that one-eighth of the options granted vested on February 26, 1997, an additional one-eighth vests on each of the following semi-annual periods, and the balance vests on August 26, 2000.

(10) Options were granted on April 21, 1997 under the White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan. One-sixth of the options vested on October 21, 1997. An additional one thirty-sixth of the options vest the first day of each of the following twenty-nine months, and the balance vests on April 21, 2000.

    The following table sets forth information with respect to the exercise of stock options by the Named Executive Officers during the year ended December 31, 1997 and unexercised options held by the Named Executive Officers on December 31, 1997.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                                  VALUE OF UNEXERCISED
                                                                                NUMBER OF         IN-THE-MONEY OPTIONS
                                                                           UNEXERCISED OPTIONS
                                                                                                           AT
                                                                              AT FISCAL YEAR     FISCAL YEAR END($)(1)
                                                                                  END(#)
                                             SHARES ACQUIRED     VALUE         EXERCISABLE/           EXERCISABLE/
NAME                                         ON EXERCISE(#)   REALIZED($)     UNEXERCISABLE          UNEXERCISABLE
-------------------------------------------  ---------------  -----------  --------------------  ----------------------
Howard R. Berke............................        60,000      $ 221,875    170,729/  108,338      $225,867/  $0
Killko A. Caballero........................        --             --              0/  50,000             $0/  $12,500
David O. Bundy.............................        --             --         43,819/  56,191        $73,446/  $14,025
Brian L. Lichorowic........................        --             --         26,390/  48,610         $1,389/  $4,861
Robert Hadden..............................        --             --         15,557/  54,443             $0/  $0

------------------------

(1) The closing sale price for the Company's Common Stock as reported on the Nasdaq National Market on December 31, 1997 was $2.75. Value is calculated on the basis of the difference between the option exercise price and $2.75, multiplied by the number of shares of Common Stock underlying the options.

EMPLOYMENT AND SEPARATION AGREEMENTS

    The Company entered into a Nondisclosure and Noncompetition Agreement with David O. Bundy dated February 15, 1996. Pursuant to the agreement, Mr. Bundy agreed that while employed by the Company and for a period of 19 months following the termination of his employment with the Company for any reason, he will not, directly or indirectly, compete with the Company or solicit any of the Company's employees, contractors, suppliers, existing customers or prospective customers on behalf of himself or any other entity that engages in the sale, distribution or development of or research concerning computer software and technology in breach of the agreement. Either party may terminate the agreement by giving the other party 30 days' prior written notice. If Mr. Bundy's employment is terminated without cause during the term of the agreement, he will be entitled to his base salary for six months or until he becomes employed elsewhere, whichever occurs first; provided, however, that if his new salary is lower than his base salary at the Company, the Company will pay the difference for the balance of this six-month period. Pursuant to the agreement, Mr. Bundy was granted a stock option to purchase 5,000 shares of Common Stock at an exercise price of $2.50 per share.

    On July 29, 1996, the Company entered into a letter agreement with Brian Lichorowic, whereby Mr. Lichorowic agreed to serve as Vice President of Marketing of the Company. Pursuant to the letter agreement, Mr. Lichorowic receives a base salary equal initially to $90,000 per year and increasing to $100,000 upon completion of the Company's initial public offering. Mr. Lichorowic is eligible to receive an annual bonus of up to $40,000 depending on the achievement of certain revenue goals for the connectivity and conferencing product lines. He is also eligible to receive an annual commission contingent on closure of OEM, strategic and other partnerships. If Mr. Lichorowic's employment is terminated without cause, he is entitled to three months' severance pay.

    On June 4, 1997, Howard R. Berke resigned as President and Chief Executive Officer of the Company. In connection with the resignation, the Company entered into a separation agreement with Mr. Berke, effective as of June 4, 1997. Pursuant to the terms of the agreement, Mr. Berke received payments for a period of six months beginning on June 5, 1997 and ending on December 4, 1997. The payments were made at an annualized rate of $175,000 per year. In addition, Mr. Berke is entitled to receive reduced payments, based on a formula, beginning on December 5, 1997 and at two-week intervals thereafter if he is not employed in any capacity by any employer. The agreement also permits Mr. Berke to exercise his stock options, regardless of their original terms, at any time until December 30, 1998.

    On March 16, 1998, Robert Hadden resigned as Vice President of Sales of the Company. In connection with the resignation, the Company entered into a separation agreement with Mr. Hadden, effective as of March 16, 1998. Pursuant to the terms of the agreement, Mr. Hadden will receive payments for a period of six months beginning March 17, 1998 and ending on September 16, 1998. The payments will be made at an annualized rate of $100,000.

    On March 30, 1998, the Company entered into a letter agreement with Bruce Lichorowic, whereby Mr. Lichorowic agreed to serve as Vice President of Sales for the Americas and the Pacific Rim of the Company. Pursuant to the letter agreement Mr. Lichorowic receives an annual base salary of $100,000 which is reviewed annually. Mr. Lichorowic is eligible to receive an annual bonus of $20,000 depending on the achievement of certain global revenue goals, profitability of his assigned sales territory and individual sales and strategic partnering milestones. Mr. Lichorowic is also eligible to receive an annual commission of up to $80,000 contingent on the achievement of the annual global revenue goals. In 1998 the amounts payable under this commission plan will be prorated to 75% of the commission otherwise due. If Mr. Lichorowic's employment is terminated without cause after September 23, 1998, he is entitled to three months' severance pay, on the same terms and conditions as his base salary.

REPRICING OF OPTIONS

    On August 5, 1997, the Board of Directors of the Company voted to decrease to $2.50 per share the exercise price of outstanding options that were held by current employees of the Company, including certain executive officers. The new exercise price represented the last sales price of the Common Stock on August 5, 1997.

    As consideration for the repricing of any eligible options, the holder of the options was required to extend the vesting period of the options, so that the options would vest in eight semi-annual installments, commencing 6 months after the date of the initial grant of the options. Generally, the options eligible for repricing has been subject to three-year schedules.

    Options to acquire a total of 437,188 shares of Common Stock were eligible for repricing pursuant to the Board vote. As of March 31, 1998, a total of 208,688 options had been repriced. The holders of the remaining 228,500 options eligible for repricing must consent to the extended vesting schedule by April 30, 1998 or their right to have their options repriced will terminate.

    The Board determined to proceed with a repricing because substantially all of the then-outstanding options held by employees either has vested or had exercise prices markedly higher than the level at which the Company's Common stock had traded over the preceding several months. As a result, the Board determined that the outstanding options were not serving the function of providing continuing incentive for employees.

    Options of four executive officers were eligible for repricing under the board vote:

    - Options issued to David Bundy on May 6, 1996 to acquire 5,000 shares of Common Stock were repriced from $5.00 to $2.50 and options issued to Mr. Bundy on February 14, 1997 to acquire 30,000 shares of Common Stock were repriced from $4.50 to $2.50

    - Options issued to Christine Cox on November 15, 1996 to acquire 6,000 shares of Common Stock were repriced from $7.875 to $2.50, and options issued to Ms. Cox on March 21, 1997 to acquire 3,000 shares of Common Stock were repriced from $3.25 to $2.50.

    - Options issued to Brian Lichorowic on August 26, 1996 to acquire 50,000 shares of Common Stock were repriced from $7.00 to $2.50.

Options issued on April 21, 1997 to Robert Hadden, who resigned from the Company on March 16, 1998, to acquire 70,000 shares of Common Stock were eligible for repricing from $3.125 to $2.50. Mr. Hadden did not, however, agree to the extension of the vesting schedule for those options and as a result, those options were not repriced.

                              CERTAIN TRANSACTIONS

    For a description of certain employment and other arrangements between the Company and its executive officers and the terms of repricings of certain options held by executive officers, see "Remuneration of Executive Officers and Directors--Employment and Separation Agreements" and "--Repricing of Options."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of March 18, 1998, by (i) each person (or group of affiliated persons) known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each of the directors of the Company, (iii) each of the Named Executive Officers and (iv) all directors and executive officers of the Company as a group:

                                                                                            SHARES        PERCENT
                                                                                          BENEFICIALLY BENEFICIALLY
NAME AND ADDRESS(1)                                                                        OWNED(2)        OWNED
----------------------------------------------------------------------------------------  -----------  -------------
Austin W. Marxe and David Greenhouse(3).................................................   1,290,000          13.9%
153 East 53 Street, 51st Floor
New York, New York 10022
Hambrecht & Quist Group(4)..............................................................   1,158,693          12.4
One Bush Street
San Francisco, California 94104
Consortium de Realisation(5)............................................................     820,330           8.8
27-29 rue Le Peletier
75009 Paris, France
Charles Lingel(6).......................................................................     562,340           6.0
c/o Infoconix Inc.
704 228th Avenue, N.E.
Redmond, Washington 98053
Killko A. Caballero.....................................................................     403,324           4.3
Arthur H. Bruno(7)......................................................................     135,124           1.4
David O. Bundy(7).......................................................................      53,580         *
Robert Hadden(7)........................................................................      19,445         *
Brian L. Lichorowic(7)..................................................................      36,806         *
Jonathan G. Morgan(7)...................................................................       3,056         *
All Directors and executive officers as a group (6 persons)(7)..........................   1,810,027          19.4

------------------------------

*   Represents less than 1% of the outstanding shares of Common Stock.

(1) The address of all persons who are executive officers or directors of the Company is in care of the Company, 542 Amherst Street, Nashua, New Hampshire 03063.

(2) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares, subject to community property laws, where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days of March 18, 1998 are treated as outstanding only for purposes of determining the amount and percentages beneficially owned by such person or group.

(3) The information reported is based on Amendment No. 1 to Schedule 13(d), dated September 5, 1997, filed with the SEC by Special Situations Fund III, L.P., MGP Advisers Limited Partnership, Special Situations Technology Fund, L.P., SST Advisers, L.L.C., Special Situations Cayman Fund, L.P., AWM Investment Company, Inc., Austin W. Marxe and David Greenhouse. Of the 1,290,000 shares, (a) 834,600 shares are beneficially owned by Special Situations Fund III, L.P. and MGP Advisers Limited Partnership (the general partner of and investment advisor to Special Situations Fund III, L.P.), (b) 175,100 shares are beneficially owned by Special Situations Technology Fund, L.P. and SST Advisers, L.L.C. (the general partner of and investment advisor to Special Situations Technology Fund, L.P.), and (c) 280,300 shares are beneficially owned by Special Situations Cayman Fund, L.P. and AWM Investment Company Inc. (the general partner of and investment advisor to Special Situations Cayman

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

    Fund, L.P.). Messrs. Marxe and Greenhouse, who serve as officers, directors and members or principal shareholders of the three investment advisers, claim sole voting and dispositive powers for all of the 1,290,000 shares.

(4) The information reported is based on Amendment No. 1 to Schedule 13(g), dated February 10, 1998, filed with the SEC by Phoenix Venture (BVI) Limited, H&Q London Ventures, H&Q Ventures International C.V., H&Q Ventures IV, Venture Associates (BVI) Limited, Hamquist, Hambrecht & Quist Ventures Partners, Hambrecht & Quist California, Hambrecht & Quist Group and William
    R. Hambrecht. Of the 1,158,693 shares, (a) 623,167 shares are directly owned by H&Q London Ventures, (b) 4,882 shares are directly owned by Venture Associates (BVI) Limited, (c) 16 shares are directly owned by Hamquist, (d) 243,862 shares are directly owned by Hambrecht & Quist Ventures Partners,
    (e) 1,000 shares are directly owned by Hambrecht & Quist Group and (f) 285,766 shares are directly owned by William R. Hambrecht. All of the reporting parties claim shared voting and dispositive powers for all of the 1,158,693 shares.

(5) The information reported is based on Schedule 13(g), dated October 2, 1997, filed with the SEC by Consortium de Realisation, CDR Entreprises and Land Free Investment. All of the 820,330 shares are directly owned by Land Free Investment, which is a direct subsidiary of CDR Entreprises and an indirect subsidiary of Consortium de Realisation. All of the reporting parties claim shared voting and dispositive powers for all of the 820,330 shares.

(6) The information reported is based on Amendment No. 1 to Schedule 13(g), dated February 9, 1998, filed with the SEC by Charles Lingel.

(7) Includes shares subject to stock options exercisable within 60 days of March 18, 1998.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the outstanding Common Stock, to file with the Securities and Exchange Commission reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5. Securities and Exchange Commission regulations require directors, executive officers and ten-percent stockholders to furnish the Company with copies of all Section 16(a) reports filed with the Securities and Exchange Commission.

    Based solely upon its review of the copies of Forms 3, 4 and 5 received by the Company during fiscal 1997 and 1998 and on written representations from certain reporting persons that no reports on Form 5 were required by the Company for such persons, the Company believes that all Section 16(a) reports applicable to its executive officers, directors and ten-percent stockholders with respect to the fiscal year ended December 31, 1996 were filed on a timely basis.

                                  SOLICITATION

    The Company will bear the cost of soliciting proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, the directors, officers and certain employees of the Company may solicit proxies, without additional remuneration, by telephone, facsimile, telegraph and in person. It is expected that the expense of any such special solicitation will be nominal.

                             STOCKHOLDER PROPOSALS

    Any stockholder intending to present a proposal at the 1999 Annual Meeting of Stockholders must submit such proposal to the Company at its offices no later than February 25, 1999 in order to be considered for inclusion in the proxy statement relating to that meeting. If the date of the next annual meeting is subsequently changed by more than thirty calendar days from the date of this year's Annual Meeting, the Company will, in a timely manner, inform its stockholders of such change and the date by which proposals of stockholders must be received.

                                 MISCELLANEOUS

    The Board does not know of any other business that will be presented for consideration at the Meeting other than that described in this Proxy Statement. However, if any other business should come before the Meeting, the persons named in the enclosed form of proxy will vote, or otherwise act, in accordance with their best judgment.

                        INFORMATION CONCERNING AUDITORS

    The accounting firm of Ernst & Young LLP, which has served as the Company's principal independent accountants continuously since February 4, 1994, was selected by the Board to continue in that capacity for fiscal 1998. A representative of Ernst & Young LLP is expected to be at the Meeting. This representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions presented at the Meeting.

                             AVAILABLE INFORMATION

    Stockholders of record at the close of business on June 8, 1998, will receive a Proxy Statement, together with a copy of the Company's 1996 Annual Report to Stockholders, which contains a copy of the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 1997 (including financial statements but excluding exhibits thereto).

                                                                  SKU#1579-PS-98

                            WHITE PINE SOFTWARE, INC.

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JULY 29, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Arthur H. Bruno, Killko A. Caballero and Christine J. Cox, and each of them, with full power of substitution to vote all shares of stock of WHITE PINE SOFTWARE, INC. (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Wednesday, July 29, 1998, at 10 A.M. local time at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts, and at any adjournment or postponement thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated June 25, 1998, a copy of which has been received by the undersigned.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEES, OR ANY NOMINEE FOR WHICH APPROVAL HAS NOT BEEN WITHHELD. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

|X|   PLEASE MARK VOTES AS IN THIS SAMPLE.

The Board of Directors recommends a vote for the following purpose:

To elect three directors to serve for a one-year term, except as marked to the contrary below:

NOMINEES:  Arthur H. Bruno, Killko A. Caballero, Jonathan G. Morgan

        |_| FOR ALL NOMINEES       |_| WITHHELD FOR ALL NOMINEES

                             |-|
                                ----------------------------------------
                                For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   |_|

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Please sign your name exactly as it appears on your stock certificate(s), write in the date and return this proxy as soon as possible in the enclosed envelope. If the stock is registered in more than one name, each joint owner should sign. If signing as attorney, executor, trustee, administrator or guardian, please give full title as such. Only authorized officers should sign for corporations.

Signature:                                      Date:
          -----------------------------------        --------------------

Signature:                                      Date:
          -----------------------------------        --------------------